Batcher, Zarcone & Baker, llp

                   ATTORNEYS AT LAW

South Bay Office                                                                           Karen A. Batcher

1190 Bonita Road, Suite 205                                                         kbatcher @ bzblaw.com

Bonita, CA 91902

Additional San Diego Offices

Telephone:      619.475.7882

Facsimile         619.789.6262

December 7, 2005

Mr. Robert A. Biagioni, President

Katie Gold Corp.

1055 West Hastings Street, Suite 1400

Vancouver, B.C. CANADA   V6E 2E9

Re:

Legal Opinion Pursuant to SEC Form SB-2

Registration Statement – Katie Gold Corp.

Dear Mr. Biagioni:

        At your request, we are rendering this opinion in connection with a proposed sale by 30 individual shareholders (the "Selling Shareholders"), of Katie Gold Corp. (the "Company") of up to 2,070,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Pursuant to §228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered.  Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 2,070,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable.   I am also of the opinion that the Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Regards,

BATCHER ZARCONE & BAKER, LLP

/s/ Karen A. Batcher

Karen A. Batcher, Esq.

Mailing address:

Mailing Address

4252 Bonita Road, #151  •  Bonita ,  California   •   91902